Exhibit 23.1




CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated February 2, 2001, relating to the consolidated financial statements of GraphOn Corporation appearing in the Annual Report on Form 10-K for the year ended December 31, 2000.


We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/BDO Seidman, LLP


BDO Seidman, LLP
San Jose, California
July 20, 2001